Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-234081 and 333-234079) and Registration Statement on Form S-3 (No. 333-234703) of PowerFleet, Inc. of our report dated February 7, 2019 relating to the financial statements of Pointer Argentina S.A., which appears in this Current Report on Form 8-K/A.

/s/ Grant Thornton Argentina

Grant Thornton Argentina

Buenos Aires, Argentina

December 19, 2019